UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2012

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure
On August 8, 2012, Liberty Media Corporation (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information regarding certain of its privately held assets, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2012 filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2012.
The Company announced on August 8, 2012, as part of the Earnings Release, that its Board of Directors has authorized a plan to distribute to the Company's stockholders shares of a subsidiary that will hold all of the businesses, assets and liabilities of the Company not associated with Starz, LLC. The transaction would be effected as a pro-rata dividend of shares of a newly created subsidiary to the Company's stockholders. The summary of this proposed transaction, which is included in the Earnings Release furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, is hereby incorporated by reference into this Item 2.02/7.01.
This Item 2.02/7.01 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the six months ended June 30, 2012, are being furnished to the SEC.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Company's annual meeting of stockholders held on August 8, 2012 (the “Annual Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Donne F. Fisher, Gregory B. Maffei and Andrea L. Wong to continue serving as Class II members of the Company's board of directors until the 2015 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to approve, on an advisory basis, the compensation of the Company's named executive officers as described in the definitive proxy statement relating to the Annual Meeting under the heading “Executive Compensation” (the “say-on-pay proposal”); (3) a proposal to approve, on an advisory basis, the frequency at which future say-on-pay votes will be held (the “say-on-frequency proposal”); (4) a proposal to adopt the Liberty Media Corporation 2011 Incentive Plan (the “incentive plan proposal”); (5) a proposal to adopt the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan (the “director plan proposal”); and (6) a proposal to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2012 (the “auditor ratification proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below.

1. Election of the following Nominees to the Company's Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donne F. Fisher	166,989,543	4,683,511	12,826,248
Gregory B. Maffei	166,734,453	4,938,601	12,826,248
Andrea L. Wong	166,261,411	5,411,643	12,826,248
Accordingly, the foregoing nominees were re-elected to the Company's board of directors.

2. The Say-on-Pay Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
166,955,544	3,002,651	1,714,859	12,826,248
Accordingly, the say-on-pay proposal was approved.

3. The Say-on-Frequency Proposal

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstentions	Broker Non-Votes
44,815,838	210,171	125,410,925	1,236,120	12,826,248

Accordingly, the frequency at which future advisory votes on executive compensation will be held is every three years.

4. Approval of the 2011 Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,979,588	47,799,636	893,830	12,826,248

Accordingly, the incentive plan proposal was approved.

5. Approval of the 2011 Nonemployee Director Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,892,393	40,638,682	141,979	12,826,248

Accordingly, the director plan proposal was approved.

6. The Auditor Ratification Proposal

For	Against	Abstentions	Broker Non-Votes
183,375,211	540,020	584,071	—

Accordingly, the auditor ratification proposal was approved.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated August 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2012

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated August 8, 2012